Exhibit 99.1

NETGEAR® REPORTS SECOND QUARTER 2009 RESULTS

Highlights:

•	Net revenue of $144.7 million, compared to $204.5 million in the comparable prior year quarter

•	Non-GAAP net loss of $522,000, compared to net income of $14.5 million in the comparable prior year quarter

•	Non-GAAP diluted loss per share of $0.02, compared to diluted earnings per share of $0.41 in the comparable prior year quarter

•	Third quarter 2009 net revenue guidance in the range of $150 million to $160 million, with non-GAAP operating margin guidance in the range of 5% to 7%

•

While there is no impact on the estimated annual tax provision based on the current projections, the Company is restating its Q1 2009 financials due to misapplication of FASB Interpretation No. 18 on interim quarter tax provisions

SAN JOSE, California – July 22, 2009 – NETGEAR, Inc. (NASDAQGM: NTGR), a worldwide provider of technologically innovative, branded networking products, today reported financial results for the second quarter ended June 28, 2009.

Net revenue for the second quarter ended June 28, 2009 was $144.7 million, compared to $204.5 million for the second quarter ended June 29, 2008, and $152.0 million in the first quarter ended March 29, 2009. Net loss, computed in accordance with GAAP, for the second quarter of 2009 was $3.3 million, or $0.10 per diluted share. This compared to net income of $11.1 million for the second quarter of 2008 and net loss of $3.8 million in the first quarter of 2009. Diluted loss per share, computed in accordance with GAAP, was $0.11 for the first quarter of 2009 and diluted earnings per share, computed in accordance with GAAP, was $0.31 for the second quarter of 2008.

Gross margin on a non-GAAP basis in the second quarter of 2009 was 29.6%, compared to 33.2% in the second quarter of 2008, and 29.2% in the first quarter of 2009. Non-GAAP operating margin was 3.7% in the second quarter of 2009, compared to 11.5% in the second quarter of 2008, and 3.7% in the first quarter of 2009. Non-GAAP net loss was $0.02 per diluted share in the second quarter of 2009, compared to non-GAAP net income of $0.41 per diluted share in the second quarter of 2008, and non-GAAP net income of $0.04 per diluted share in the first quarter of 2009.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of purchased intangibles, stock-based compensation, restructuring, acquisition related compensation, and litigation reserves. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “Due to normal seasonality, the second quarter is generally the slowest quarter of our fiscal year. Given this, we are pleased to achieve net revenue of $144.7 million, especially in light of the worldwide macroeconomic downturn, while at the same time reducing our “on-hand” and our distribution channels’ inventory levels. Our net revenue from service providers was approximately 30% of total net revenue, as compared to 27% in the second quarter of 2008, and 27% in the first quarter of 2009. In addition, we are excited to have added Megacable of Mexico to our service provider customer list in the second quarter of 2009.”

“We are keeping pace with our expectations in new product introductions and announced 12 new products in the second quarter. Among the notable launches, we introduced Stackable Power over Ethernet Smart Switches, High Performance Rackmount ReadyNAS network storage, Home Theater Powerline / Ethernet Connection Kit, and

wireless router and DSL gateways for the Asian and African markets. We continue to focus on product development and will continue to launch new products. We intend to introduce another 12-15 new products in the third quarter in order to distance NETGEAR from our competition in technology and product leadership.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, said, “We ended the second quarter of 2009 with $224.5 million in cash, cash equivalents and short-term investments, compared to $200.3 million at the end of the first quarter of 2009, and $186.8 million at the end of the second quarter of 2008. Our net inventory ended at $75.0 million, compared to $92.0 million at the end of the first quarter of 2009 and $106.4 million at the end of the second quarter of 2008. We are also pleased to announce that our current year-to-date operating expense cost reductions is approximately $6.6 million, as compared to our total 2009 operating expense cost reduction target of $10.0 million, which was based on our annualized fourth quarter 2008 run rate.”

Net revenue by geography comprises gross revenue less items such as marketing incentives paid to customers, sales returns and price protection. The following table shows net revenue by geography for the periods indicated:

Net revenue by geography:

	Three months ended
	June 28, 2009		March 29, 2009		June 29, 2008
North America	$69,438	48%	$65,219	43%	$75,900	37%
Europe, Middle-East and Africa	54,249	37%	74,166	49%	97,582	48%
Asia Pacific	20,987	15%	12,633	8%	30,982	15%

	$144,674	100%	$152,018	100%	$204,464	100%

NETGEAR also announced today that the Company will restate its financial statements for the first quarter ended March 29, 2009, due to a misapplication of FASB Interpretation No. 18, Accounting for Income Taxes in Interim Periods (FIN 18). As a result, the Audit Committee of the Board of Directors today has concluded that investors should no longer rely on the Company’s previously filed financial statements for the quarter ended March 29, 2009.

The restatement relates solely to the correction of the recorded tax expense for the first quarter ended March 29, 2009. In its previously filed financial statements for the first quarter ended March 29, 2009, the Company incorrectly included a particular foreign entity with anticipated losses in calculating the Company’s estimated annualized tax provision instead of calculating tax for that entity independently in accordance with FIN 18. As a result, based on the Company’s preliminary analysis, the Company believes that it overstated the previously recorded tax benefit in the quarter ended March 29, 2009, by $3.8 million. Based on current projections, the Company does not expect its overall annual estimated tax provision to be affected for the full year. The tax provision will, however, be allocated differently among the four quarters. Consequently, for the quarter ended March 29, 2009, the Company expects net income and earnings per share computed in accordance with GAAP to be negatively impacted by $3.8 million and $0.11 per share, respectively, and non-GAAP net income and earnings per share to decrease by $431,000 and $0.01 per share, respectively.

The Company will correct this misapplication by filing an amendment to its Quarterly Report on Form 10-Q with the Securities and Exchange Commission. We anticipate this amendment will be filed no later than July 30, 2009.

Mr. Lo said “While we are disappointed to announce the restatement of our Q1 2009 financials, we would like to emphasize that this has no effect on our estimated annual 2009 tax provision based on current projections. FIN 18 requires us to allocate our overall annual tax expense among the four quarters of our fiscal year differently than how we allocated it in our previously filed Q1 2009 financials.”

Looking ahead, Mr. Lo commented, “With inventory at healthy levels and currency exchange rates becoming more favorable, we expect improvement in both gross and operating margin in the third quarter of 2009. During the second half of 2009, we anticipate that sales into the channel will be roughly equivalent to sales out to end customers. In the third quarter 2009, we will introduce our full line of ProSecure security appliances and 12-Bay Super Performance Rackmount ReadyNAS network storage. Also, we anticipate that we will add several new service provider customers in the third quarter 2009. Finally, we believe we can continue to grow and gain market share in the U.S., Asia Pacific and other emerging markets. Specifically, for the third quarter 2009, we expect net revenue in the range of approximately $150 million to $160 million and non-GAAP operating margin to be in the range of 5% to 7%.”

Investor Conference Call / Webcast Details

NETGEAR will review the second quarter 2009 results and discuss management’s expectations for the third quarter of 2009 today, Wednesday, July 22, 2009 at 5 p.m. EDT (2 p.m. PDT). The dial-in number for the live audio call is (201) 689-8560. A live webcast of the conference call will be available on NETGEAR’s website at www.netgear.com. A replay of the call will be available 2 hours following the call through midnight EDT (9 p.m. PDT) on Wednesday, July 29, 2009 by telephone at (201) 612-7415 and via the web at www.netgear.com. The account number to access the phone replay is 3055 and the conference ID number is 327526.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) designs innovative, branded technology solutions that address the specific networking, storage, and security needs of small- to medium-sized businesses and home users. The company offers an end-to-end networking product portfolio to enable users to share Internet access, peripherals, files, multimedia content, and applications among multiple computers and other Internet-enabled devices. Products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in over 29,000 retail locations around the globe, and via more than 41,000 value-added resellers. The company’s headquarters are in San Jose, Calif., with additional offices in 25 countries. NETGEAR is an ENERGY STAR® partner. More information is available by visiting www.netgear.com or calling (408) 907-8000.

© 2009 NETGEAR, Inc. NETGEAR, the NETGEAR logo, ProSecure and ReadyNAS are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Joseph Villalta

The Ruth Group

(646) 536-7003

jvillalta@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “believe”, “will”, “may”, “should”, “estimate”, “project”, “outlook”, “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements, among others, regarding NETGEAR’s expected revenue, earnings, gross and operating margin and operating income on both a GAAP and non-GAAP basis, the effect of the global economic environment on the company’s business, our ability to continue implementing cost cutting measures to counteract the effects of the current economic environment, the long term future of NETGEAR’s business, our ability to innovate new product offerings and continue product development efforts, current and future demand for the Company’s existing and anticipated new products, our ability to continue channel inventory sales, our ability to increase distribution and market share for the Company’s products domestically and worldwide and our filing of an amendment to our Form 10-Q for the quarter ended March 29, 2009 and the restated financial information therein. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company’s products may be lower than anticipated; consumers may choose not to adopt the Company’s new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company’s products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings, channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR’s customers; changes in the level of NETGEAR’s cash resources and the company’s planned usage of such resources, changes in the company’s stock price and developments in the business that could increase the company’s cash needs, fluctuations in foreign exchange rates, and the actions and financial health of our customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II—Item 1A. Risk Factors,” pages 29 through 43, in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2009, filed with the Securities and Exchange Commission on May 7, 2009. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable, we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 28, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$224,496	$192,839
Short-term investments	—	10,170
Accounts receivable, net	110,231	138,275
Inventories	75,039	112,240
Deferred income taxes	12,074	13,129
Prepaid expenses and other current assets	15,489	22,695

Total current assets	437,329	489,348
Property and equipment, net	17,486	20,292
Intangibles, net	10,804	13,311
Goodwill	61,439	61,400
Other non-current assets	4,767	1,858

Total assets	$531,825	$586,209

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,986	$60,073
Accrued employee compensation	8,108	7,177
Other accrued liabilities	72,857	87,747
Deferred revenue	15,267	21,508

Total current liabilities	122,218	176,505
Non-current income taxes payable	13,741	12,357
Other non-current liabilities	6,450	6,389

Total liabilities	142,409	195,251
Stockholders’ equity:
Common stock	34	34
Additional paid-in capital	271,832	266,070
Cumulative other comprehensive income	44	67
Retained earnings	117,506	124,787

Total stockholders’ equity	389,416	390,958

Total liabilities and stockholders’ equity	$531,825	$586,209

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended			Six months ended
	June 28, 2009	March 29, 2009	June 29, 2008	June 28, 2009	June 29, 2008
		(As Restated)
Net revenue	$144,674	$152,018	$204,464	$296,692	$402,618
Cost of revenue	103,414	109,087	138,055	212,501	272,346

Gross profit	41,260	42,931	66,409	84,191	130,272

Operating expenses:
Research and development	7,496	7,353	8,584	14,849	17,322
Sales and marketing	24,464	25,902	31,192	50,366	64,220
General and administrative	7,855	8,237	7,877	16,092	15,190
Restructuring	18	676	—	694	—
Litigation reserves, net	8	2,532	—	2,540	51

Total operating expenses	39,841	44,700	47,653	84,541	96,783

Income (loss) from operations	1,419	(1,769)	18,756	(350)	33,489
Interest income	178	304	1,040	482	2,552
Other income (expense), net	(443)	1,047	(14)	604	2,829

Income (loss) before income taxes	1,154	(418)	19,782	736	38,870
Provision for income taxes	4,434	3,352	8,718	7,786	16,580

Net income (loss)	$(3,280)	$(3,770)	$11,064	$(7,050)	$22,290

Net income (loss) per share:
Basic	$(0.10)	$(0.11)	$0.31	$(0.21)	$0.63

Diluted	$(0.10)	$(0.11)	$0.31	$(0.21)	$0.62

Weighted average shares outstanding used to compute net income (loss) per share:
Basic	34,399	34,351	35,354	34,375	35,335

Diluted	34,399	34,351	35,792	34,375	35,881

Stock-based compensation expense was allocated as follows:
Cost of revenue	$238	$242	$219	$480	$441
Research and development	512	520	863	1,032	1,664
Sales and marketing	1,027	1,055	881	2,082	1,728
General and administrative	919	1,099	978	2,018	1,906

NETGEAR, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding amortization of purchased intangibles, stock-based compensation, restructuring, acquisition related compensation, and litigation reserves, net of tax.

(In thousands, except per share data)

(Unaudited)

	Three months ended			Six months ended
	June 28, 2009	March 29, 2009	June 29, 2008	June 28, 2009	June 29, 2008
		(As Restated)
Net revenue	$144,674	$152,018	$204,464	$296,692	$402,618
Cost of revenue	101,922	107,592	136,652	209,514	269,538

Gross profit	42,752	44,426	67,812	87,178	133,080

Operating expenses:
Research and development	6,984	6,833	7,178	13,817	15,057
Sales and marketing	23,437	24,847	30,311	48,284	62,492
General and administrative	6,936	7,138	6,899	14,074	13,284

Total operating expenses	37,357	38,818	44,388	76,175	90,833

Income from operations	5,395	5,608	23,424	11,003	42,247
Interest income	178	304	1,040	482	2,552
Other income (expense), net	(443)	1,047	(14)	604	2,829

Income before income taxes	5,130	6,959	24,450	12,089	47,628
Provision for income taxes	5,652	5,544	9,925	11,196	18,999

Net income (loss)	$(522)	$1,415	$14,525	$893	$28,629

Net income (loss) per share:
Basic	$(0.02)	$0.04	$0.41	$0.03	$0.81

Diluted	$(0.02)	$0.04	$0.41	$0.03	$0.80

Weighted average shares outstanding used to compute net income (loss) per share:
Basic	34,399	34,351	35,354	34,375	35,335

Diluted	34,399	34,602	35,792	34,691	35,881

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three months ended			Six months ended
	June 28, 2009	March 29, 2009	June 29, 2008	June 28, 2009	June 29, 2008
		(As Restated)
GAAP gross profit	$41,260	$42,931	$66,409	$84,191	$130,272
Amortization of intangible assets	1,254	1,253	1,184	2,507	2,367
Stock-based compensation expense	238	242	219	480	441

Non-GAAP gross profit	$42,752	$44,426	$67,812	$87,178	$133,080

Non-GAAP gross margin	29.6%	29.2%	33.2%	29.4%	33.1%

GAAP research and development	$7,496	$7,353	$8,584	$14,849	$17,322
Stock-based compensation expense	(512)	(520)	(863)	(1,032)	(1,664)
Acquisition related compensation	—	—	(543)	—	(601)

Non-GAAP research and development	$6,984	$6,833	$7,178	$13,817	$15,057

GAAP sales and marketing	$24,464	$25,902	$31,192	$50,366	$64,220
Stock-based compensation expense	(1,027)	(1,055)	(881)	(2,082)	(1,728)

Non-GAAP sales and marketing	$23,437	$24,847	$30,311	$48,284	$62,492

GAAP general and administrative	$7,855	$8,237	$7,877	$16,092	$15,190
Stock-based compensation expense	(919)	(1,099)	(978)	(2,018)	(1,906)

Non-GAAP general and administrative	$6,936	$7,138	$6,899	$14,074	$13,284

GAAP total operating expenses	$39,841	$44,700	$47,653	$84,541	$96,783
Stock-based compensation expense	(2,458)	(2,674)	(2,722)	(5,132)	(5,298)
Restructuring	(18)	(676)	—	(694)	—
Acquisition related compensation	—	—	(543)	—	(601)
Litigation reserves	(8)	(2,532)	—	(2,540)	(51)

Non-GAAP total operating expenses	$37,357	$38,818	$44,388	$76,175	$90,833

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three months ended			Six months ended
	June 28, 2009	March 29, 2009	June 29, 2008	June 28, 2009	June 29, 2008
		(As Restated)
GAAP operating income (loss)	$1,419	$(1,769)	$18,756	$(350)	$33,489
Amortization of intangible assets	1,254	1,253	1,184	2,507	2,367
Stock-based compensation expense	2,696	2,916	2,941	5,612	5,739
Restructuring	18	676	—	694	—
Acquisition related compensation	—	—	543	—	601
Litigation reserves	8	2,532	—	2,540	51

Non-GAAP operating income	$5,395	$5,608	$23,424	$11,003	$42,247

Non-GAAP operating margin	3.7%	3.7%	11.5%	3.7%	10.5%

GAAP net income (loss)	$(3,280)	$(3,770)	$11,064	$(7,050)	$22,290
Amortization of intangible assets	1,254	1,253	1,184	2,507	2,367
Stock-based compensation expense	2,696	2,916	2,941	5,612	5,739
Restructuring	18	676	—	694	—
Acquisition related compensation	—	—	543	—	601
Litigation reserves	8	2,532	—	2,540	51
Tax effect	(1,218)	(2,192)	(1,207)	(3,410)	(2,419)

Non-GAAP net income (loss)	$(522)	$1,415	$14,525	$893	$28,629

NET INCOME PER SHARE:

	Three months ended			Six months ended
	June 28, 2009	March 29, 2009	June 29, 2008	June 28, 2009	June 29, 2008
		(As Restated)
GAAP net income (loss) per diluted share	$(0.10)	$(0.11)	$0.31	$(0.21)	$0.62
Amortization of intangible assets	0.04	0.04	0.03	0.07	0.07
Stock-based compensation expense	0.08	0.08	0.08	0.16	0.16
Restructuring	0.00	0.02	—	0.02	—
Acquisition related compensation	—	—	0.02	—	0.02
Litigation reserves	0.00	0.07	—	0.07	0.00
Tax effect	(0.04)	(0.06)	(0.03)	(0.08)	(0.07)

Non-GAAP net income (loss) per diluted share	$(0.02)	$0.04	$0.41	$0.03	$0.80

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended
	June 28, 2009	March 29, 2009	December 31, 2008	September 28, 2008	June 29, 2008
Cash, cash equivalents and short-term investments	$224,496	$200,298	$203,009	$202,187	$186,828
Cash, cash equivalents and short-term investments per diluted share	$6.53	$5.79	$5.84	$5.66	$5.22

Accounts receivable, net	$110,231	$127,984	$138,275	$150,552	$159,039
Days sales outstanding (DSO)	69	74	81	76	71

Inventories	$75,039	$92,023	$112,240	$125,711	$106,387
Ending inventory turns	5.5	4.7	4.0	3.7	5.2

Weeks of channel inventory:
U.S. retail channel	12.6	10.0	9.6	11.4	13.6
U.S. distribution channel	3.8	5.4	5.2	5.5	5.1
EMEA distribution channel	5.0	5.6	5.7	5.1	6.0
APAC distribution channel	4.8	5.7	6.7	7.2	6.0

Deferred revenue	$15,267	$19,375	$21,508	$13,346	$4,339

Headcount	567	568	579	568	563
Non-GAAP Diluted shares	34,399	34,602	34,780	35,721	35,792